GA

Fourth Quarter 2014 Supplemental Financial Data Page 2 Table of Contents Company Profile 3 Financial Summary of the Fourth Quarter and Year 2014 4 2015 Guidance and Management’s Goals 5 Highlights of the Fourth Quarter and Year 2014 and Subsequent Events 5 Consolidated Statements of Operations 7 Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net (Loss) Income Attributable to Common Stockholders 9 Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net (Loss) Income Attributable to Common Stockholders 11 Consolidated Balance Sheets 12 Consolidated Statements of Cash Flows 13 Real Estate Loan Portfolio, Capital Expenditures 14 Multifamily Physical and Average Economic Occupancy 15 Retail Portfolio 15 Multifamily Same Store Financial Data 17 Definitions of Non-GAAP Measures 18

Supplemental Financial Data Page 3 Preferred Apartment Communities, Inc. Preferred Apartment Communities, Inc. (NYSE MKT: APTS), or the Company, is a Maryland corporation formed primarily to acquire and operate multifamily properties in select targeted markets throughout the United States. As part of our business strategy, we may enter into forward purchase contracts or purchase options for to-be-built multifamily communities and we may make mezzanine loans, provide deposit arrangements, or provide performance assurances, as may be necessary or appropriate, in connection with the construction of multifamily communities and other properties. As a secondary strategy, we also may acquire or originate senior mortgage loans, subordinate loans or mezzanine debt secured by interests in multifamily properties, membership or partnership interests in multifamily properties and other multifamily related assets and invest not more than 20% of our assets in other real estate related investments, such as grocery-anchored necessity retail shopping centers, as determined by Preferred Apartment Advisors, LLC, or our Manager, as appropriate for us. At December 31, 2014, the Company was the 99.3% owner of Preferred Apartment Communities Operating Partnership, L.P., or the Operating Partnership. We elected to be taxed as a real estate investment trust under the Internal Revenue Code of 1986, as amended, commencing with our tax year ended December 31, 2011. Forward-Looking Statements “Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: Estimates of future earnings, guidance, goals and performance are, by definition, and certain other statements in this Supplemental Financial Data Report may constitute, “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, achievements or transactions to be materially different from the results, guidance, goals, performance, achievements or transactions expressed or implied by the forward-looking statements. Factors that impact such forward-looking statements include, among others, our business and investment strategy; legislative or regulatory actions; the state of the U.S. economy generally or in specific geographic areas; economic trends and economic recoveries; our ability to obtain and maintain debt or equity financing; financing and advance rates for our target assets; our leverage level; changes in the values of our assets; availability of attractive investment opportunities in our target markets; our ability to maintain our qualification as a real estate investment trust, or REIT, for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended; availability of quality personnel; our understanding of our competition and market trends in our industry; and interest rates, real estate values, the debt securities markets and the general economy. Except as otherwise required by the federal securities laws, we assume no liability to update the information in this Supplemental Financial Data Report. We refer you to the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the twelve months ended December 31, 2013 that was filed with the Securities and Exchange Commission, or SEC, on March 17, 2014, which discusses various factors that could adversely affect our financial results. Such risk factors and information may have been updated or supplemented by our Form 10-Q and Form 8-K filings and other documents filed after March 17, 2014 and from time to time with the SEC, including the supplemental risk factors included in Exhibit 99.3 to the Current Report on Form 8-K filed on November 3, 2014. Cover Photo Citypark View is a 284-unit multifamily community located in Charlotte, North Carolina, the development of which is partially financed by a mezzanine loan originated and held by Preferred Apartment Communities, Inc.

Financial Summary of the Fourth Quarter and Year 2014

(See Definitions of Non-GAAP and Other Measures on page 18)

	Three months ended: 12/31/2014	Three months ended: 12/31/2013	Change inc (dec): Amount	Change inc (dec): Percentage
Revenues	$ 20,048,438	$ 9,721,549	$ 10,326,889	106.2%
FFO	$ 5,179,776	$ 2,994,364	$ 2,185,412	73.0%
FFO per share [1]	$ 0.25	$ 0.23	$ 0.02	8.7%
Acquisition costs and other adjustments	498,582	286,861	-	-
NFFO	$ 5,678,358	$ 3,281,225	$ 2,397,133	73.1%
NFFO per share [1]	$ 0.28	$ 0.25	$ 0.03	12.0%
AFFO (plus preferred dividends)	$ 6,870,233	$ 4,146,644	$ 2,723,589	65.7%
Preferred dividends	(2,457,488)	(1,194,145)		
AFFO	$ 4,412,745	$ 2,952,499	$ 1,460,246	49.5%
AFFO per share [1]	$ 0.22	$ 0.22	$ -	-
Dividends per share of Common Stock	$ 0.175	$ 0.16	$ 0.015	9.4%
Cash flow from operations	$ 5,438,478	$ 2,611,015	$ 2,827,463	108.3%
Total assets	$ 696,410,412	$ 341,636,695	$ 354,773,717	103.8%
Weighted average shares of Common Stock and Units outstanding:	20,509,982	13,298,264		

	Twelve months ended: 12/31/2014	Twelve months ended: 12/31/2013	Change inc (dec): Amount	Change inc (dec): Percentage
Revenues	$ 56,536,370	$ 32,133,491	$ 24,402,879	75.9%
FFO	$ 10,967,373	$ (33,080)	$ 11,000,453	-
FFO per share [1]	$ 0.63	$ -	$ 0.63	-
Acquisition costs and other adjustments	7,406,301	9,162,060	-	-
NFFO	$ 18,373,674	$ 9,128,980	$ 9,244,694	101.3%
NFFO per share [1]	$ 1.05	$ 0.95	$ 0.10	10.5%
AFFO (plus preferred dividends)	$ 22,153,810	$ 11,772,907	$ 10,380,903	88.2%
Preferred dividends	(7,382,320)	(3,963,146)		
AFFO	$ 14,771,490	$ 7,809,761	$ 6,961,729	89.1%
AFFO per share [1]	$ 0.84	$ 0.82	$ 0.02	2.4%
Dividends per share of Common Stock	$ 0.655	$ 0.605	$ 0.050	8.3%
Cash flow from operations	$ 15,436,062	$ 8,686,070	$ 6,749,992	77.7%
Total assets	$ 696,410,412	$ 341,636,695	$ 354,773,717	103.8%
Weighted average shares of Common Stock and Units outstanding:	17,560,091	9,562,630		

[1] "Per share" refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net (Loss) Income Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 9, 10 and 18.

Supplemental Financial Data Page 4

Supplemental Financial Data Page 5 2015 Guidance: (1) NFFO Guidance - We currently project NFFO to be in the range of $1.11 - $1.19 per share for the full year 2015. Management’s Goals: (1) Goals – • Increase NFFO per share by 10% or more per annum • Increase our Common Stock Dividend per share by an amount that keeps the overall growth rate since our IPO to 10% or more on an annualized basis • Have a Debt Ratio to Undepreciated Book Value of 50% or less • Have an NFFO payout ratio to our Common Stockholders and Unitholders of less than 75% • Have an AFFO payout ratio to our Common Stockholders and Unitholders of less than 90% • List our Common Stock on the NYSE by year end, subject to receiving NYSE approval As in any organization, management establishes organizational goals and expectations to guide the Company’s performance with the objective of building long-term value for the Company’s shareholders. The goals and expectations noted above may or may not be achieved in any particular year and should not be viewed as a guarantee of future performance. Highlights of the Fourth Quarter and Year 2014 and Subsequent Events • Normalized Funds From Operations, or NFFO, was $5,678,358, or $0.28 per share for the fourth quarter 2014, an increase of approximately 12% on a per share basis from our NFFO result of $3,281,225, or $0.25 per share for the fourth quarter 2013. For the full year 2014, NFFO was $18,373,674, or $1.05 per share for the year 2014, an increase of approximately 11% on a per share basis from our NFFO result of $9,128,980, or $0.95 per share for the year 2013. • Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders, or AFFO, increased to $4,412,745, or $0.22 per share for the fourth quarter 2014 from our AFFO result of $2,952,499, or $0.22 per share for the fourth quarter 2013. For the full year 2014, AFFO was $14,771,490, or $0.84 per share for the year 2014, an increase of approximately 2% on a per share basis from our AFFO result of $7,809,761, or $0.82 per share for the year 2013. AFFO is calculated after deductions for all preferred dividends. • Same store net operating income grew approximately 6.6% for the fourth quarter 2014 compared to the fourth quarter 2013. • As of December 31, 2014, our total assets were approximately $696.0 million, an increase of approximately $354.0 million, or 104% compared to our total assets of approximately $342.0 million at December 31, 2013. • Total revenues for the fourth quarter 2014 were approximately $20.0 million, an increase of approximately $10.3 million, or 106%, compared to the fourth quarter 2013. Total revenues for the year 2014 were approximately $56.5 million, an increase of approximately $24.4 million, or 76%, compared to the year 2013. • Our Common Stock dividend of $0.175 per share for the fourth quarter 2014 represents a 40% overall growth rate from our initial Common Stock dividend of $0.125 per share, or approximately 11.6% on an annualized basis since June 30, 2011. • At December 31, 2014, our leverage, as measured by the ratio of our debt to the undepreciated book value of our total assets, was approximately 53.5%. • For the fourth quarter 2014, our average multifamily physical occupancy was 94.8% and our retail portfolio was 95.5% leased as of December 31, 2014. • For the year 2014, our NFFO payout ratio to our Common Stockholders and Unitholders was approximately 64.5% and our AFFO payout ratio to Common Stockholders and Unitholders was approximately 80.2%. (2) • For the year 2014, our NFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 28.7% and our AFFO payout ratio (before the deduction of preferred dividends) to our Series A Preferred Stockholders was approximately 33.3%. (2) • On October 6, 2014, we acquired one grocery-anchored necessity retail shopping center containing approximately 62,400 square feet of gross leasable area located in the Nashville, Tennessee market for a purchase price of $14.2 million. With this acquisition, we now own ten grocery-anchored necessity retail shopping centers containing approximately 694,000 square feet of gross leasable area.

Supplemental Financial Data Page 6 • On November 3, 2014, we declared a quarterly dividend on our Common Stock of $0.175 per share, which was paid on January 15, 2015 to all common stockholders of record as of December 15, 2014. Our aggregate cash dividend declarations on our Common Stock and Class A OP Units of Preferred Apartment Communities Operating Partnership, L. P., or our Operating Partnership, for the fourth quarter 2014 totaled $3,722,813. In addition, cash dividends declared on our Series A Redeemable Preferred Stock for the fourth quarter 2014 totaled $2,457,488. • On November 4, 2014, we originated a bridge loan of up to $2.24 million to acquire a parcel of land adjacent to the property partially financed by our Crosstown Walk mezzanine loan in Tampa, Florida, for a planned 180-unit second phase of that multifamily community. The loan pays current monthly interest of 8.5% per annum and accrues deferred interest of 4.33% per annum. • On December 1, 2014, we converted an existing land acquisition bridge loan for a planned 310-unit multifamily community in Atlanta, Georgia to a mezzanine loan with a total commitment amount of $13,464,372. Concurrently, Westport Capital Partners, LLC purchased from the Company an aggregate 25% participation interest in the mezzanine loan. • On December 23, 2014, we repaid in full the outstanding principal and accrued and unpaid interest owed and thereby terminated our $45 million acquisition term loan facility with Key Bank National Association. • On January 27, 2015, we originated a mezzanine loan of up to $10,975,000 million to partially finance a planned 300-unit multifamily community located in Atlanta, Georgia. The loan pays current monthly interest of 8.5% per annum and accrues deferred interest of 5% per annum. • On February 13, 2015, we acquired two multifamily communities located in Houston, Texas representing 520 units, for an aggregate purchase price of approximately $76.0 million. We now own 3,846 multifamily units, with an additional potential 3,843 units under construction through purchase options in our mezzanine loan program. • On January 27, 2015, we entered into a purchase agreement to acquire a multifamily community located in Sarasota, Florida containing 237 units, for a purchase price of approximately $47.4 million. With the closing of this transaction, we will own 4,083 multifamily units, with an additional potential 3,843 units under construction through our mezzanine loan program. (1) “Per share” refers to per weighted average share of Common Stock and Class A Unit in our Operating Partnership outstanding for the periods indicated. See Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net (Loss) Income Attributable to Common Stockholders and Definitions of Non-GAAP Measures on pages 9, 10 and 18. (2) We calculate the NFFO and AFFO payout ratios to Common Stockholders and Unitholders as the ratio of Common Stock dividends and distributions to Unitholders to NFFO or AFFO, respectively. We calculate the NFFO and AFFO payout ratios to Series A Preferred Stockholders as the ratio of Preferred Stock dividends to the sum of Preferred Stock dividends and NFFO or AFFO, respectively. See Definitions of Non-GAAP and Other Measures on page 18.

Supplemental Financial Data Page 7 2014 2013 Revenues: Rental revenues (See note 1) 12,301,455$ 5,375,990$ Other property revenues 1,740,798 641,737 Interest income on loans and notes receivable 4,874,917 3,394,893 Interest income from related party 1,131,268 308,929 Total revenues 20,048,438 9,721,549 Operating expenses: Property operating and maintenance 1,946,520 883,753 Property salary and benefits reimbursement to related party 1,015,867 553,451 Property management fees (including $442,532 and $239,629 to related parties) 532,902 239,629 Real estate taxes 1,485,222 622,905 General and administrative 452,954 171,182 437,242 301,691 Depreciation and amortization 7,537,670 2,571,423 Acquisition and pursuit costs (including $0 and $8,327 to related party) 111,148 149,295 Acquisition fees to related parties 213,750 137,566 Asset management fees to related party 1,339,602 595,630 Insurance, professional fees, and other expenses 633,552 297,432 Total operating expenses 15,706,429 6,523,957 Asset management and general and administrative expense fees deferred (332,345) - Net operating expenses 15,374,084 6,523,957 Operating income 4,674,354 3,197,592 Interest expense 4,538,091 1,565,021 Net income 136,263 1,632,571 Consolidated net income attributable to non-controlling interests (See note 2) (967) (3,490) Net income attributable to the Company 135,296 1,629,081 Dividends declared to Series A preferred stockholders (2,457,488) (1,194,145) Earnings attributable to unvested restricted stock (6,863) (4,643) Net (loss) income attributable to common stockholders (2,329,055)$ 430,293$ Net (loss) income per share of Common Stock available to Common Stockholders, basic and diluted (0.11)$ 0.03$ Weighted average number of shares of Common Stock outstanding, basic and diluted 20,364,971 13,191,276 Equity compensation to directors and executives Preferred Apartment Communities, Inc. Consolidated Statements of Operations (Unaudited) Three months ended December 31,

Supplemental Financial Data Page 8 2014 2013 Revenues: Rental revenues (See note 1) 30,762,423$ 20,165,064$ Other property revenues 3,946,222 2,237,759 Interest income on loans and notes receivable 18,531,899 9,214,039 Interest income from related party 3,295,826 516,629 Total revenues 56,536,370 32,133,491 Operating expenses: Property operating and maintenance 4,887,903 3,286,590 Property salary and benefits reimbursement to related party 2,882,283 2,186,981 Property management fees (including $1,237,387 and $833,016 to related parties) 1,347,502 883,016 Real estate taxes 3,587,287 2,279,109 General and administrative 1,051,849 617,433 1,784,349 1,191,637 Depreciation and amortization 16,328,715 15,250,130 Acquisition and pursuit costs (including $173,578 and $21,754 to related party) 3,518,540 362,113 Acquisition fees to related parties 3,714,077 1,167,053 Asset management fees to related party 3,546,987 1,983,999 Insurance, professional fees, and other expenses 1,903,833 1,038,233 Total operating expenses 44,553,325 30,246,294 Asset Management and general and administrative expense fees deferred (332,345) - Net operating expenses 44,220,980 30,246,294 Operating income 12,315,390 1,887,197 Interest expense 10,188,187 5,488,352 Loss on early extinguishment of debt - 604,337 Net income (loss) 2,127,203 (4,205,492) Consolidated net (income) loss attributable to non-controlling interests (See note 2) (33,714) 222,404 Net income (loss) attributable to the Company 2,093,489 (3,983,088) Dividends declared to Series A preferred stockholders (7,382,320) (3,272,670) Dividends declared to Series B preferred stockholders - (690,476) Deemed non-cash dividend to holders of Series B Preferred Stock - (7,028,557) Earnings attributable to unvested restricted stock (24,090) (18,139) Net loss attributable to common stockholders (5,312,921)$ (14,992,930)$ Net loss per share of Common Stock available to common stockholders, basic and diluted (0.31)$ (1.59)$ Weighted average number of shares of Common Stock outstanding, basic and diluted 17,399,147 9,456,228 Equity compensation to directors and executives (Unaudited) Preferred Apartment Communities, Inc. Consolidated Statements of Operations Year ended December 31,

Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net (Loss) Income Attributable to Common Stockholders [(A)]

	Three months ended: 12/31/2014	12/31/2013
Net (loss) income attributable to common stockholders	**$ (2,329,055)**	**$ 430,293**
Add: Income attributable to non-controlling interests (See note 2)	967	3,490
Depreciation of real estate assets	4,874,763	2,046,170
Amortization of acquired real estate intangible assets	2,633,101	514,411
Funds from operations attributable to common stockholders and Unitholders	**5,179,776**	**2,994,364**
Add: Acquisition and pursuit costs	324,898	286,861
Loan cost amortization on acquisition Term Note (See note 3)	173,684	-
Normalized funds from operations attributable to common stockholders and Unitholders	**5,678,358**	**3,281,225**
Non-cash equity compensation to directors and executives	437,242	301,691
Amortization of loan closing costs (See note 4)	276,526	140,921
Depreciation/amortization of non-real estate assets	29,806	10,842
Net loan fees received (See note 5)	86,383	431,181
Deferred interest income received (See note 6)	241,192	530,086
Less: Non-cash loan interest income (See note 5)	(1,940,194)	(1,492,886)
Abandoned pursuit costs	(519)	-
Cash paid for loan closing costs	-	(106,676)
Amortization of acquired real estate intangible liabilities (See note 7)	(173,188)	(45,599)
Normally recurring capital expenditures (See note 8)	(222,861)	(98,286)
Adjusted funds from operations attributable to common stockholders and Unitholders	**$ 4,412,745**	**$ 2,952,499**
Common Stock dividends and distributions to Unitholders declared:		
Common Stock dividends	$ 3,697,436	$ 2,451,697
Distributions to Unitholders (See note 2)	25,377	17,118
Total	$ 3,722,813	$ 2,468,815
Common Stock dividends and Unitholder distributions per share	$ 0.175	$ 0.16
FFO per weighted average basic share of Common Stock and Unit	$ 0.25	$ 0.23
NFFO per weighted average basic share of Common Stock and Unit	$ 0.28	$ 0.25
AFFO per weighted average basic share of Common Stock and Unit	$ 0.22	$ 0.22
Weighted average shares of Common Stock and Units outstanding: [(A)]		
Basic:		
Common Stock	20,364,971	13,191,276
Class A Units	145,011	106,988
Common Stock and Class A Units	20,509,982	13,298,264
Diluted: [(B)]		
Common Stock and Class A Units	20,750,050	13,469,326
Actual shares of Common Stock outstanding, including 39,216 and 29,016 unvested shares of restricted Common Stock at December 31, 2014 and 2013, respectively	21,443,203	15,323,594
Actual Class A Units outstanding	145,011	106,988
Total	21,588,214	15,430,582

[(A)] Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. The Unitholders were granted awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. The Class A Units collectively represent an approximate 0.71% weighted average non-controlling interest in the Operating Partnership for the three-month period ended December 31, 2014.

[(B)] Since our NFFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net (Loss) Income Attributable to Common Stockholders on page 11.

Supplemental Financial Data Page 9

Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders [A]

		Twelve months ended: 12/31/2014	12/31/2013
Net loss attributable to common stockholders		**$ (5,312,921)**	**$ (14,992,930)**
Add:	Income (loss) attributable to non-controlling interests (See note 2)	33,714	(222,404)
	Depreciation of real estate assets	12,181,439	7,781,306
	Amortization of acquired real estate intangible assets	4,065,141	7,400,948
Funds from operations attributable to common stockholders and Unitholders		**10,967,373**	**(33,080)**
Add:	Acquisition and pursuit costs	7,232,617	1,529,166
	Loan cost amortization on acquisition Term Note (See note 3)	173,684	-
	Prepayment penalty on early debt extinguishment (See note 9)	-	604,337
	Deemed non-cash dividend on Series B Preferred Stock	-	7,028,557
Normalized funds from operations attributable to common stockholders and Unitholders		**18,373,674**	**9,128,980**
	Non-cash equity compensation to directors and executives	1,784,349	1,191,637
	Amortization of loan closing costs (See note 4)	831,375	567,780
	Depreciation/amortization of non-real estate assets	82,135	67,878
	Net loan fees received (See note 5)	484,674	1,136,230
	Deferred interest income received (See note 6)	1,555,710	814,321
Less:	Non-cash loan interest income (See note 5)	(7,202,831)	(3,823,023)
	Abandoned pursuit costs	(127,326)	-
	Cash paid for loan closing costs	(67,257)	(313,131)
	Amortization of acquired real estate intangible liabilities (See note 7)	(254,802)	(375,993)
	Normally recurring capital expenditures (See note 8)	(688,211)	(584,918)
Adjusted funds from operations attributable to common stockholders and Unitholders		**$ 14,771,490**	**$ 7,809,761**
Common Stock dividends and distributions to Unitholders declared:			
	Common Stock dividends	$ 11,747,328	$ 6,544,714
	Distributions to Unitholders (See note 2)	106,640	64,727
	Total	$ 11,853,968	**$ 6,609,441**
Common Stock dividends and Unitholder distributions per share		$ 0.655	$ 0.605
FFO per weighted average basic share of Common Stock and Unit		$ 0.63	$ 0.00
NFFO per weighted average basic share of Common Stock and Unit		$ 1.05	$ 0.95
AFFO per weighted average basic share of Common Stock and Unit		$ 0.84	$ 0.82
Weighted average shares of Common Stock and Units outstanding: [A]			
	Basic:		
	Common Stock	17,399,147	9,456,228
	Class A Units	160,944	106,402
	Common Stock and Class A Units	17,560,091	9,562,630
	Diluted: [B]		
	Common Stock and Class A Units	17,736,588	9,726,453
Actual shares of Common Stock outstanding, including 39,216 and 29,016 unvested shares of restricted Common Stock at December 31, 2014 and 2013, respectively		21,443,203	15,323,594
Actual Class A Units outstanding		145,011	106,988
	Total	21,588,214	15,430,582

[A] Units and Unitholders refer to Class A Units in our Operating Partnership, or Class A Units, and holders of Class A Units, respectively. The Unitholders were granted awards of Class B Units in our Operating Partnership, or Class B Units, for annual service which became vested and earned and automatically converted to Class A Units. The Class A Units collectively represent an approximate 0.92% weighted average non-controlling interest in the Operating Partnership for the twelve-month period ended December 31, 2014.

[B] Since our NFFO and AFFO results are positive for the periods reflected above, we are presenting recalculated diluted weighted average shares of Common Stock and Class A Units for these periods for purposes of this table, which includes the dilutive effect of common stock equivalents from grants of the Class B Units, as well as annual grants of restricted Common Stock. The weighted average shares of Common Stock outstanding presented on the Consolidated Statements of Operations are the same for basic and diluted for any period for which we recorded a net loss available to common stockholders.

See Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net Loss Attributable to Common Stockholders on page 11.

Supplemental Financial Data

Page 10

Supplemental Financial Data Page 11 Notes to Reconciliation of Funds From Operations Attributable to Common Stockholders and Unitholders, Normalized Funds From Operations Attributable to Common Stockholders and Unitholders, and Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders to Net (Loss) Income Attributable to Common Stockholders 1) Rental and other property revenues and expenses for the twelve-month period ended December 31, 2014 include activity for the Spring Hill Plaza, Parkway Town Centre, Deltona Landings, Powder Springs, Kingwood Glen, Parkway Centre, Barclay Crossing, Sweetgrass Corner, Woodstock Crossing and Salem Cove grocery-anchored necessity retail shopping centers, and the Estancia, Sandstone Creek, Stoneridge Farms and Vineyards multifamily communities from the dates of acquisition through December 31, 2014. Rental and other property revenues and expenses for the twelve-month period ended December 31, 2013 include activity for the McNeil Ranch, Lake Cameron and Ashford Park multifamily communities from January 23, 2013 (the acquisition date) through December 31, 2013, and for Trail II from June 25, 2013 through December 31, 2013. Summit II was acquired on December 31, 2013. These property operating results are therefore not representative of full periods of results for those properties. 2) Non-controlling interests in our Operating Partnership consisted of a total of 145,011 Class A OP Units as of December 31, 2014, which were awarded primarily to our key executive officers. The Class A OP Units are apportioned a percentage of our financial results as non-controlling interests. The weighted average ownership percentage of these holders of Class A OP Units was calculated to be 0.71% and 0.80% for the three-month periods ended December 31, 2014 and 2013, respectively and 0.92% and 1.11% for the twelve-month periods ended December 31, 2014 and 2013, respectively. 3) We incurred loan closing costs on our $45 million acquisition term loan facility with Key Bank National Association, or Term Loan, which were deferred and were being amortized over the life of the loan. When we repaid and terminated the balance due on the acquisition term loan on December 23, 2014, we amortized the remaining balance of these deferred costs on that date. Since the acquisition term loan was entered into for the express purpose of partially financing the acquisitions of the Sunbelt and Dunbar portfolios in the third quarter 2014, this amortization expense is similar in character to an acquisition cost and is therefore an additive adjustment in the calculation of NFFO. 4) We incurred loan closing costs on our existing mortgage loans, which are secured on a property-by-property basis by each of our acquired multifamily communities and retail assets, and also to secure and subsequently amend our $50 million revolving line of credit with Key Bank National Association, or our Revolving Line of Credit. These loan closing costs are being amortized over the lives of the respective mortgage loans and the Revolving Line of Credit, and the non-cash amortization expense is an addition to NFFO in the calculation of AFFO. Neither we nor the Operating Partnership have any recourse liability in connection with any of the mortgage loans, nor do we have any cross-collateralization arrangements with respect to the assets securing the mortgage loans, other than security interests in 49% of the equity interests of the subsidiaries owning such assets, granted in connection with our Revolving Line of Credit, which provides for full recourse liability. At December 31, 2014, aggregate unamortized loan costs were approximately $5.1 million, which will be amortized over a weighted average remaining loan life of approximately 5.4 years as of that date. 5) We receive loan fees in conjunction with the origination of certain real estate loans. These fees are then recognized as revenue over the lives of the applicable loans as adjustments of yield using the effective interest method. The total fees received in excess of amortization income, after the payment of acquisition fees to Preferred Apartment Advisors, LLC, our Manager, are additive adjustments in the calculation of AFFO. Correspondingly, the non-cash income recognized under the effective interest method is a deduction in the calculation of AFFO. We also accrue over the lives of certain loans additional interest amounts that become due to us at the time of repayment of the loan or refinancing of the property, or when the property is sold to a third party. This non-cash income is deducted from NFFO in the calculation of AFFO. 6) The Company records deferred interest revenue on certain of its real estate loans. These adjustments reflect the receipt in the three month and twelve month periods ended December 31, 2014 and 2013 of accrued interest income earned prior to the periods presented on various real estate loans. 7) This adjustment reflects the reversal of the non-cash amortization of below-market lease intangibles, which were recognized in conjunction with the Company’s acquisitions and which are amortized over the estimated average remaining lease terms from the acquisition date for multifamily communities and over the remaining lease terms for retail assets. The adjustments for the three-month and twelve-month periods ended December 31, 2014 pertain to the acquisition of the grocery-anchored necessity shopping centers. The adjustments for the three-month and twelve-month periods ended December 31, 2013 pertain to the Trail II, Ashford Park and McNeil Ranch multifamily communities. At December 31, 2014, the balance of unamortized below-market lease intangibles was approximately $5.9 million, which will be recognized over a weighted average remaining lease period of approximately 9.3 years. 8) We deduct from NFFO normally recurring capital expenditures that are necessary to maintain our assets’ revenue streams in the calculation of AFFO. No adjustment is made in the calculation of AFFO for nonrecurring capital expenditures, which totaled $575,883 and $239,948 for the three-month periods ended December 31, 2014 and 2013, respectively and $1,391,570 and $733,143 for the twelve-month periods ended December 31, 2014 and 2013, respectively. 9) On June 25, 2013, we refinanced the mortgage on the first phase of the Trail Creek community concurrently with the acquisition of Trail II. In doing so, we recorded a loss on early debt extinguishment, which consisted of a three percent prepayment penalty to the lender of $458,250 paid from the proceeds of the refinancing, and the non-cash writeoff of unamortized deferred loan costs of $146,087. See Definitions of Non-GAAP Measures beginning on page 18.

Supplemental Financial Data Page 12 December 31, 2014 December 31, 2013 Assets Real estate (1) Land 79,272,457$ 34,520,000$ Building and improvements 377,030,987 147,510,836 Tenant improvements 3,240,784 - Furniture, fixtures, and equipment 36,864,668 22,363,098 Construction in progress 66,647 55,226 Gross real estate 496,475,543 204,449,160 Less: accumulated depreciation (26,388,066) (14,133,421) Net real estate 470,087,477 190,315,739 Real estate loans, net 128,306,697 103,433,147 Real estate loans to related party, net 24,924,976 7,164,768 Total real estate and real estate loans, net 623,319,150 300,913,654 Cash and cash equivalents 3,113,270 9,180,431 Restricted cash 4,707,865 2,064,819 Notes receivable 14,543,638 10,248,178 Note receivable and revolving line of credit to related party 14,153,922 6,858,227 Accrued interest receivable on real estate loans 8,038,447 3,286,660 Acquired intangible assets, net of amortization of $17,030,176 and $12,569,581 12,702,980 907,883 Deferred loan costs, net of amortization of $1,618,858 and $963,043 5,107,068 1,719,194 Deferred offering costs 6,333,763 5,255,636 Tenant receivables and other assets 4,390,309 1,202,013 Total assets 696,410,412$ 341,636,695$ Liabilities and equity Liabilities Mortgage notes payable 354,418,668$ 140,516,000$ Revolving credit facility 24,500,000 29,390,000 Real estate loan participation obligation 7,990,798 - Accounts payable and accrued expenses 4,941,703 1,638,401 Accrued interest payable 1,116,750 443,099 Dividends and partnership distributions payable 4,623,246 2,900,478 Acquired below market lease intangibles, net of amortization of $660,259 5,935,931 - Security deposits and other liabilities 1,301,442 695,998 Total liabilities 404,828,538 175,583,976 Commitments and contingencies Equity Stockholder's equity Series A Redeemable Preferred Stock, $0.01 par value per share; 989,408 shares authorized; 193,334 and 89,408 shares issued; 192,846 and 89,313 shares outstanding at December 31, 2014 and December 31, 2013, respectively 1,928 893 Common Stock, $0.01 par value per share; 400,066,666 shares authorized; 21,403,987 and 15,294,578 shares issued and outstanding at December 31, 2014 and December 31, 2013, respectively 214,039 152,945 Additional paid in capital 300,576,349 177,824,720 Accumulated deficit (11,297,852) (13,391,341) Total stockholders' equity 289,494,464 164,587,217 Non-controlling interest 2,087,410 1,465,502 Total equity 291,581,874 166,052,719 Total liabilities and equity 696,410,412$ 341,636,695$ (1) On June 20, 2014, the Company reclassified the combined phases of its Trail Creek multifamily community from held for sale status. The consolidated balance sheet as of December 31, 2013 has been reclassified to reflect this change. Preferred Apartment Communities, Inc. Consolidated Balance Sheets (Unaudited)

Supplemental Financial Data Page 13 2014 2013 Operating activities: Net income (loss ) 2,127,203$ (4,205,492)$ Reconciliation of net income (loss) to net cash provided by operating activities: Depreciation expense 12,258,812 7,844,423 Amortization expense 4,069,903 7,405,707 Amortization of above and below market leases (242,893) (368,433) Deferred fee income amortization (904,144) (440,837) Deferred loan cost amortization 887,216 712,642 (Increase) in accrued interest income on real estate loans (4,751,788) (2,850,845) Equity compensation to executives and directors 1,784,349 1,191,637 Deferred cable income amortization (19,009) (10,935) Loss on asset disposal 2,804 - Changes in operating assets and liabilities: (Increase) in tenant receivables and other assets (1,723,648) (375,738) Increase (decrease) in accounts payable and accrued expenses 1,124,078 (346,221) Increase in accrued interest payable 673,651 50,734 Increase in prepaid rents 120,236 96,577 Increase (decrease) in security deposits and other liabilities 29,292 (17,149) Net cash provided by operating activities 15,436,062 8,686,070 Investing activities: Investment in real estate loans (54,939,135) (86,401,588) Repayments of real estate loans 13,857,393 - Notes receivable issued (11,704,662) (14,587,092) Notes receivable repaid 6,327,396 2,661,809 Note receivable issued to and draws on line of credit by related party (14,981,065) (9,097,522) Repayments of line of credit by related party 6,680,951 4,308,310 Acquisition fees received on real estate loans 1,111,131 2,272,460 Acquisition fees paid on real estate loans (555,583) (1,136,230) Acquisition fees paid to real estate loan participants (107,398) - Acquisition of properties (299,506,416) (34,173,631) Additions to real estate assets - improvements (2,118,349) (1,341,777) Proceeds from asset disposal 4,773 - (Increase) in restricted cash (492,778) (230,473) Net cash used in investing activities (356,423,742) (137,725,734) Financing activities: Proceeds from mortgage notes payable 227,556,000 59,045,000 Payment for mortgage extinguishment (13,653,331) (56,594,389) Payments for deposits and other mortgage loan costs (5,291,302) (1,719,030) Proceeds from real estate loan participants 7,908,835 - Proceeds from lines of credit 96,433,305 88,184,149 Payments on lines of credit (101,323,306) (73,595,345) Proceeds from Term Loan 44,250,000 - Repayment of the Term Loan (44,250,000) - Proceeds from sales of Series B Preferred Stock, net of offering costs - 36,959,366 Proceeds from sales of Units, net of offering costs and redemptions 93,651,581 63,213,966 Proceeds from sales of Common Stock 48,995,741 30,737,306 Common Stock dividends paid (10,501,589) (4,864,633) Preferred stock dividends paid (6,913,550) (3,611,351) Distributions to non-controlling interests (98,380) (47,610) Payments for deferred offering costs (1,843,485) (2,460,843) Net cash provided by financing activities 334,920,519 135,246,586 Net (decrease) increase in cash and cash equivalents (6,067,161) 6,206,922 Cash and cash equivalents, beginning of period 9,180,431 2,973,509 Cash and cash equivalents, end of period 3,113,270$ 9,180,431$ Preferred Apartment Communities, Inc. Consolidated Statements of Cash Flows (Unaudited) Year ended December 31,

Supplemental Financial Data Page 14 Real Estate Loan Portfolio The following table presents details of our real estate loan portfolio as of December 31, 2014: Total units upon Loan balance at December 31, Total loan Purchase Project/Property (1) Location completion 2014 (2) commitments Begin End option price Crosstown Walk Tampa, FL 342 10,862,616$ 10,962,000$ 7/1/2016 12/31/2016 39,654,273$ Citypark View Charlotte, NC 284 9,951,728 10,000,000 11/1/2015 3/31/2016 30,945,845$ City Vista Pittsburgh, PA 272 13,708,473 14,147,515 2/1/2016 5/31/2016 43,560,271$ Aster at Lely Naples, FL 308 12,330,267 12,713,242 4/1/2016 8/30/2016 43,500,000$ Overton Rise Atlanta, GA 294 15,773,938 16,600,000 7/8/2016 12/8/2016 51,500,000$ Haven West (3) Atlanta, GA 160 6,753,916 6,940,795 8/1/2016 1/31/2017 26,138,466$ Haven 12 (4) Starkville, MS 152 5,506,157 6,116,384 9/1/2016 11/30/2016 (9) Founders' Village Williamsburg, VA 247 9,804,058 10,346,000 2/1/2016 9/15/2016 44,266,000$ Encore (5) Atlanta, GA 340 11,966,456 16,026,525 N/A N/A N/A Palisades (6) Northern VA 304 14,374,036 17,270,000 3/1/2017 7/31/2017 (9) Fusion (7) Irvine, CA 280 20,313,722 23,000,000 N/A N/A N/A Green Park (6) Atlanta, GA 310 4,602,686 13,464,372 11/1/2017 2/28/2018 (10) Stadium Village (6,8) Atlanta, GA 198 12,664,902 13,424,995 9/1/2016 11/30/2016 (9) Summit Crossing III (11) Atlanta, GA 172 2,393,639 2,400,000 N/A N/A N/A Crosstown Walk II (12) Tampa, FL 180 2,225,079 2,240,000 N/A N/A N/A 3,843 153,231,673$ 175,651,828$ (1) All loans are mezzanine loans pertaining to developments of multifamily communities, except as otherwise indicated. (2) Loan balances are presented net of any associated deferred revenue related to loan fees. (3) Completed 160-unit, 568-bed student housing community adjacent to the campus of the University of West Georgia. (4) Mezzanine loan in support of a planned 152-unit, 536-bed student housing community adjacent to the campus of Mississippi State University. (5) (6) (7) (8) (9) (10) (11) (12) Bridge loan to partially finance the acquisition of land and predevelopment costs for a second phase adjacent to the Crosstown Walk multifamily community development in Tampa, Florida. Purchase option window Mezzanine loan in support of a planned 198-unit, 792-bed student housing community adjacent to the campus of Kennesaw State University The purchase option price is to be calculated as a 50 basis point discount from the market cap rate at the time of exercise of the purchase option. The purchase option price is to be calculated as a 60 basis point discount from the market cap rate at the time of exercise of the purchase option. Bridge loan to partially finance the acquisition of land and predevelopment costs for a third phase adjacent to our Summit Crossing multifamily community in Atlanta, Georgia. Bridge loan to partially finance the acquisition of land and predevelopment costs for a multifamily community in Atlanta, Georgia. Loan balance includes 25% loan participation by an unrelated third party syndicate of lenders. Bridge loan to partially finance the acquisition of land and predevelopment costs for a multifamily community in Irvine, California. Capital Expenditures We regularly incur capital expenditures related to our owned properties. Capital expenditures may be nonrecurring and discretionary, as part of a strategic plan intended to increase a property’s value and corresponding revenue-generating ability, or may be normally recurring and necessary to maintain the income streams and present value of a property. Certain capital expenditures may be budgeted and reserved for upon acquiring a property as initial expenditures necessary to bring a property up to our standards or to add features or amenities that we believe make the property a compelling value to prospective residents or retail tenants in its individual market. These budgeted nonrecurring capital expenditures in connection with an acquisition are funded from the capital source(s) for the acquisition and are not dependent upon subsequent property operating cash flows for funding.

For the three-month period ended December 31, 2014, our capital expenditures were as follows:

	Nonrecurring capital expenditures			Recurring capital expenditures	
	Budgeted at acquisition	Other	Total		Total
Summit Crossing	$ -	$ 1,418	$ 1,418	$ 22,042	$ 23,460
Trail Creek	-	8,567	8,567	16,946	25,513
Stone Rise	-	11,070	11,070	12,602	23,672
Ashford Park	-	221,377	221,377	21,444	242,821
McNeil Ranch	-	-	-	13,656	13,656
Lake Cameron	-	21,046	21,046	20,262	41,308
Stoneridge	22,047	-	22,047	29,282	51,329
Vineyards	22,177	-	22,177	22,235	44,412
Enclave	22,989	-	22,989	30,281	53,270
Sandstone	23,242	-	23,242	34,111	57,353
Woodstock Crossing	221,950	-	221,950	-	221,950
Total	$ 312,405	$ 263,478	$ 575,883	$ 222,861	$ 798,744

Multifamily Physical and Average Economic Occupancy

For the three-month period ended December 31, 2014, our average multifamily physical occupancy was 94.8% and our average multifamily economic occupancy was 93.0%. We define "multifamily physical occupancy" as the number of units occupied divided by total apartment units. We calculate "average multifamily economic occupancy" by dividing gross potential rent less vacancy losses, model expenses, bad debt expenses and concessions by gross potential rent.

Retail Portfolio

Our retail portfolio consists of the following properties:

Property name	Location	Year built	GLA [1]	Percent leased	Anchor tenant
Woodstock Crossing	Atlanta, GA	1994	66,122	92.3%	Kroger
Parkway Town Centre	Nashville, TN	2005	65,587	89.7%	Publix
Spring Hill Plaza	Nashville, TN	2005	61,570	100.0%	Publix
Barclay Crossing	Tampa, FL	1998	54,958	100.0%	Publix
Deltona Landings	Orlando, FL	1999	59,966	95.5%	Publix
Kingwood Glen	Houston, TX	1998	103,397	100.0%	Kroger
Parkway Centre	Columbus, GA	1999	53,088	89.5%	Publix
Powder Springs	Atlanta, GA	1999	77,853	87.7%	Publix
Sweetgrass Corner	Charleston, SC	1999	89,124	100.0%	Bi-Lo
Salem Cove	Nashville, TN	2010	62,356	97.8%	Publix

[1] Gross leasable area, or GLA, represents the total amount of property square footage that can be leased to tenants.

Supplemental Financial Data Page 15

As of December 31, 2014, our retail portfolio was 95.5% leased. We define “percent leased” as the percentage of gross leasable area that is leased, including lease agreements that have been signed which have not yet commenced. Details regarding lease expirations (assuming no exercise of renewal options) within our retail assets as of December 31, 2014 were:

	Total retail portfolio		
	Number of leases	Leased GLA	Percent of leased GLA
Month to month	5	10,082	1.5%
2015	19	34,670	5.2%
2016	19	28,671	4.3%
2017	19	35,940	5.4%
2018	13	28,263	4.3%
2019	10	125,036	18.9%
2020	6	72,589	11.0%
2021	6	14,080	2.1%
2022	1	1,082	0.2%
2023	-	-	-
2024+	10	312,493	47.1%
	108	662,906	

Supplemental Financial Data Page 16

Multifamily Same Store Financial Data

The following chart presents same store operating results for the Company's multifamily communities that have been owned for at least 15 full months, enabling comparisons of the current reporting period to the prior year comparative period. For the periods presented, same store operating results consist of the operating results of our Trail Creek, Stone Rise, Lake Cameron, Ashford Park, and McNeil Ranch communities. Our Summit Crossing community's results are excluded from the same store presentation because they reflect our acquisition during the same store period of the second phase of that community subsequent to the acquisition date of December 31, 2013. Same store net operating income is not presented for the twelve month periods ended December 31, 2014 and 2013 since the Lake Cameron, Ashford Park, and McNeil Ranch communities were not owned for the full twelve month period ended December 31, 2013; therefore, only our Stone Rise community met the definition of same store for disclosure purposes and, in the opinion of management, presentation of the twelve-month periods would not be meaningful. Same store net operating income is a non-GAAP measure that is most directly comparable to net income, with a reconciliation following below.

	Three months ended:		$ inc	% inc
	12/31/2014	12/31/2013	(dec)	(dec)
Revenues:				
Rental revenues	$ 4,591,535	$ 4,394,670	$ 196,865	4.5%
Other property revenues	501,804	549,146	(47,342)	(8.6)%
Total revenues	5,093,339	4,943,816	149,523	3.0%
Operating expenses:				
Property operating and maintenance	738,111	757,581	(19,470)	(2.6)%
Payroll	462,571	454,025	8,546	1.9%
Property management fees	203,290	197,600	5,690	2.9%
Real estate taxes	528,333	553,852	(25,519)	(4.6)%
Other	193,993	197,581	(3,588)	(1.8)%
Total operating expenses	2,126,298	2,160,639	(34,341)	(1.6)%
Same store net operating income	**$ 2,967,041**	**$ 2,783,177**	**$ 183,864**	**6.6%**

Supplemental Financial Data Page 17

Supplemental Financial Data Page 18 12/31/2014 12/31/2013 Same store net operating income 2,967,041$ 2,783,177$ Add: Non-same-store property revenues 8,948,914 1,035,870 Same-store below market lease amortization - 38,040 Less: Non-same-store property operating expenses 3,373,446 371,658 Other 23,486 - Property net operating income 8,519,023 3,485,429 Add: Interest revenues on notes receivable 4,874,917 3,394,893 Interest revenues on related party notes receivable 1,131,268 308,929 Less: Equity stock compensation 437,242 301,691 Depreciation and amortization 7,537,670 2,571,422 Interest expense 4,538,091 1,565,021 Acquisition costs 111,148 149,295 Acquisition costs to related party 213,750 137,566 Management fees 1,339,602 595,630 Other corporate expenses 543,787 236,055 Total non-property expense adjustments 15,265,077 5,792,736 Management fees deferred (332,345) - Net income 136,263$ 1,632,571$ Three months ended: Reconciliation of Same Store Net Operating Income (NOI) to Net Income Definitions of Non-GAAP Measures Funds From Operations Attributable to Common Stockholders and Unitholders (“FFO”) Analysts, managers and investors have, since the first real estate investment trusts were created, made certain adjustments to reported net income amounts under U.S. GAAP in order to better assess these vehicles’ liquidity and cash flows. FFO is one of the most commonly utilized Non-GAAP measures currently in practice. In its 2002 “White Paper on Funds From Operations,” which was most recently revised in 2012, the National Association of Real Estate Investment Trusts, or NAREIT, standardized the definition of how Net income/loss should be adjusted to arrive at FFO, in the interests of uniformity and comparability. The NAREIT definition of FFO (and the one reported by the Company) is: Net income/loss: • excluding impairment charges on and gains/losses from sales of depreciable property; • plus depreciation and amortization of real estate assets; and • after adjustments for unconsolidated partnerships and joint ventures. Not all companies necessarily utilize the standardized NAREIT definition of FFO, so caution should be taken in comparing the Company’s reported FFO results to those of other companies. The Company’s FFO results are comparable to the FFO results of other companies that follow the NAREIT definition of FFO and report these figures on that basis. The Company believes FFO is useful to investors as a supplemental gauge of our operating and cash-generating results. FFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders.

Supplemental Financial Data Page 19 Normalized Funds From Operations Attributable to Common Stockholders and Unitholders (“NFFO”) Normalized FFO makes certain adjustments to FFO, which are either not likely to occur on a regular basis or are otherwise not representative of the Company’s ongoing operating performance. For example, since the Company is acquiring properties on a regular basis, it incurs substantial costs related to such acquisitions, which are required under GAAP to be recognized as expenses when they are incurred. The Company adds back any such acquisition and pursuit costs, including costs incurred in connection with obtaining short term debt financing for acquisitions, to FFO in its calculation of NFFO since such costs are not representative of our fund generating results on an ongoing basis. The Company also adds back any realized losses on debt extinguishment and any non-cash dividends in this calculation. NFFO figures reported by us may not be comparable to those NFFO figures reported by other companies. We utilize NFFO as a measure of the operating performance of our portfolio of real estate assets. We believe NFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies that are not as involved in ongoing acquisition activities. NFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Adjusted Funds From Operations Attributable to Common Stockholders and Unitholders (“AFFO”) AFFO makes further adjustments to NFFO results in order to arrive at a more refined measure of operating and financial performance. There is no industry standard definition of AFFO and practice is divergent across the industry. The Company calculates AFFO as: NFFO, plus: • non-cash equity compensation to directors and executives; • amortization of loan closing costs, excluding costs incurred in connection with obtaining short term financing related to acquisitions; • depreciation and amortization of non-real estate assets; • net loan fees received; and • deferred interest income received; Less: • non-cash loan interest income; • cash paid for pursuit costs on abandoned acquisitions; • cash paid for loan closing costs; • amortization of acquired real estate intangible liabilities; and • normally-recurring capital expenditures. AFFO figures reported by us may not be comparable to those AFFO figures reported by other companies. We utilize AFFO as another measure of the operating performance of our portfolio of real estate assets. We believe AFFO is useful to investors as a supplemental gauge of our operating performance and is useful in comparing our operating performance with other real estate companies. AFFO is a non-GAAP measure that is reconciled to its most comparable GAAP measure, net income/loss available to common stockholders. Same Store Net Operating Income (“NOI”) The Company uses same store net operating income as an operational metric for properties the Company has owned for at least 15 full months, enabling comparisons of those properties’ operating results between the current reporting period and the prior year comparative period. The Company defines net operating income as rental and other property revenues, less total property and maintenance expenses, property management fees, real estate taxes, general and administrative expenses, and property insurance. The Company believes that net operating income is an important supplemental measure of operating performance for a REIT’s operating real estate because it provides a measure of the core operations, rather than factoring in depreciation and

Supplemental Financial Data Page 20 amortization, financing costs, acquisition costs, and other corporate expenses. Net operating income is a widely utilized measure of comparative operating performance in the REIT industry, but is not a substitute for its closest GAAP-compliant measure, net income/loss. Additional Information The SEC has declared effective the registration statement (including prospectus) filed by the Company for each of the offerings to which this communication may relate. Before you invest, you should read the final prospectus, and any prospectus supplements, forming a part of the registration statement and other documents the Company has filed with the SEC for more complete information about the Company and the offering to which this communication may relate. In particular, you should carefully read the risk factors described in the final prospectus and in any related prospectus supplement and in the documents incorporated by reference in the final prospectus and any related prospectus supplement to which this communication may relate. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively the Company or its dealer manager, International Assets Advisory, LLC (with respect to the offering of up to a maximum of 900,000 Units, with each Unit consisting of one share of Series A Redeemable Preferred Stock and one Warrant to purchase up to 20 shares of our Common Stock, or the Follow-On Offering), or its sales agent, MLV & Co. LLC (with respect to the issuance and offering of up to $100 million of its Common Stock from time to time in an "at the market" offering, or the ATM Offering), will arrange to send you the prospectus if you request it by calling Leonard A. Silverstein at (770) 818-4100, or writing to 3284 Northside Parkway NW, Suite 150, Atlanta, Georgia 30327. The final prospectus for the Follow-On Offering, dated October 11, 2013, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183213000128/a424b3prospectus900m.htm The final prospectus and prospectus supplement for the ATM Offering, dated July 19, 2013 and February 28, 2014, respectively, can be accessed through the following link: http://www.sec.gov/Archives/edgar/data/1481832/000148183214000015/prospectussupplementatm-20.htm For further information: Leonard A. Silverstein President and Chief Operating Officer Preferred Apartment Communities, Inc. lsilverstein@pacapts.com +1-770-818-4147